UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	July 13, 2021

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2021, Patrick Industries, Inc. (the “Company”) announced that Jeffrey M. Rodino has been appointed as President of the Company. Andy L. Nemeth will continue in his role as Chief Executive Officer.

Prior to his appointment as President, Mr. Rodino was the Chief Sales Officer of the Company from September 2016 to July 2021, and Executive Vice President of Sales from December 2011 to July 2021. Prior to that position, he was the Chief Operating Officer of the Company from March 2013 to September 2016, and Vice President of Sales for the Midwest from August 2009 to December 2011. Mr. Rodino has over 27 years of experience serving the recreational vehicle, marine, manufactured housing, and industrial markets.

Mr. Rodino has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Rodino has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. There are no arrangements or understandings with any other person pursuant to which Mr. Rodino was appointed as the Company’s President.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 99.1 - Press Release issued July 13, 2021

Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: July 13, 2021	By:	/s/ James E. Rose
James E. Rose
Principal Accounting Officer